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                         MANAGEMENT SERVICES AGREEMENT



          This MANAGEMENT SERVICES AGREEMENT (the "Agreement"), dated as of May __, 1996, is made by and between TLG LABORATORIES HOLDING CORP., a Delaware corporation (the "Company"), and LEONARD GREEN & PARTNERS, L.P. ("LGP").

          WHEREAS, the Company desires to obtain from LGP, and LGP desires to provide, certain management, consulting and financial planning services on an ongoing basis and certain financial advisory and investment banking services in connection with major financial transactions that may be undertaken from time to time in the future;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto hereby agree as follows:

     1.   Retention.
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          1.1  General Services. Subject to the terms and conditions hereof, the
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Company hereby retains LGP, and LGP hereby agrees to be retained by the Company, to provide management, consulting and financial planning services to the Company and its subsidiaries on an ongoing basis in connection with the operation and growth of the Company and its subsidiaries during the term of this Agreement
(the "General Services").

          1.2  Major Transaction Services.  Subject to the terms and conditions
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hereof, the Company hereby retains LGP, and LGP hereby agrees to be retained by the Company, to provide financial advisory and investment banking services to the Company and its Subsidiaries in connection with major financial transactions ("Major Transactions") that may be undertaken from time to time in the future ("Major Transaction Services" and, together with the General Services, the "Services").

     2.   Compensation.
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          2.1  General Services Fee. In consideration of the General Services,
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the Company shall pay LGP an annual fee of $400,000. Such fee shall be payable in equal monthly installments, in advance, on the first day of each month commencing on the first such day following the date hereof, provided, however, that such fee shall accrue, but not be payable, during such time, if any, that any of the events (the "Events") specified in clauses (i) or (ii) of Section 1.7 of the Stockholders Agreement dated as of the date hereof by and among Green Equity Investors II, L.P., Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling and the Company (the "Stockholders Agreement") has occurred and is continuing. Any such fees which have accrued and not been paid as provided in the foregoing sentence shall be paid in their entirety on the first day
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of the month following the termination of the Event which caused such fees to accrue but not be payable as provided in the foregoing sentence.

          2.2  Major Transaction Services Fee.  In consideration of Major
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Transaction Services provided by LGP from time to time, the Company shall, upon the consummation of a Major Transaction, pay LGP reasonable and customary fees for services of like kind, taking into consideration all relevant factors, including but not limited to, the complexity of the subject Major Transaction, the time devoted to providing such services and the value of LGP's investment banking expertise and relationships within the business and financial community. So long as the Blechman Parties (as such term is defined in the Stockholders Agreement; provided, however as used herein, such term shall not include Stephen Welling) shall collectively own more than thirty percent (30%) of the outstanding shares of Common Stock (as such term is defined in the Stockholders Agreement), the amount of such fees in respect of a Major Transaction shall be approved by a majority of the Blechman Directors (as such term is defined in the Stockholders Agreement). If the Blechman Parties shall collectively own thirty percent (30%) or less of the outstanding shares of Common Stock, or if there are no Blechman Directors, the amount of such fees shall be either (i) approved by a majority of the independent members of the Company's Board of Directors or (ii) fair to the Company from a financial point of view in the opinion of an independent nationally recognized investment banking firm, which opinion shall be delivered to the Company.

          2.3  Expenses.  In addition to the fees to be paid to LGP under
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Section 2.1 and 2.2 hereof, the Company shall pay to, or on behalf of, LGP, promptly as billed, all reasonable out-of-pocket expenses incurred by LGP in connection with the Services rendered hereunder. Such expenses shall include, among other things, fees and disbursements of counsel, travel expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures.

     3.   Term.
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          3.1  Termination.  This Agreement shall terminate on the earlier of
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(i) the fifth anniversary of this Agreement and (ii) such time as the GEI
Parties (as such term is defined in the Stockholders Agreement) own less than thirty percent (30%) of the outstanding shares of Common Stock (the earlier of clauses (i) and (ii) is hereinafter referred to as a "Termination Event"); provided, however, that if a Public Offering Event or a Qualified IPO (as such terms are defined in the Employment Agreement dated the date hereof between the Company and Ross Blechman (the "Employment Agreement")) shall have occurred prior to a Termination Event, the term of this Agreement shall automatically be extended until such time, if any, as the Termination Event referred to in clause
(ii) above shall have occurred; provided, further, that in no event shall the term of this Agreement be less than three years following a Public Offering Event or a Qualified IPO.

          3.2  Survival of Certain Obligations.  Notwithstanding any other
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provision hereof, the Company's obligation to pay amounts due pursuant to
Section 2 hereof with respect to periods prior to the termination hereof and the provisions of Section 5 hereof shall survive any termination of this Agreement.

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     4.   Decisions/Authority of Management Advisor.
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          4.1  Limitation on LGP Liability.  The Company reserves the right to
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make all decisions with regard to any matter upon which LGP has rendered its advice and consultation, and there shall be no liability to LGP for any such advice accepted by the Company pursuant to the provisions of this Agreement.

          4.2  Independent Contractor.  LGP shall act solely as an independent
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contractor and shall have complete charge of its personnel engaged in the performance of the Services. As an independent contractor, LGP shall have authority only to act as an advisor to the Company and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company.

     5.   Indemnification.
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          5.1  Indemnification/Reimbursement of Expenses.  The Company shall (i)
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indemnify LGP and Green Equity Investors II, L.P. ("GEI"), their respective affiliates, and the partners, directors, officers, employees, agents and controlling persons of LGP and GEI and their respective affiliates
(collectively, the "Indemnified Parties"), to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of the Services or any other advice or services contemplated by this Agreement or the engagement of LGP pursuant to, and the performance by LGP of the Services contemplated by, this Agreement, and (ii) promptly reimburse each Indemnified Party for all costs and expenses (including reasonable attorneys' fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company and whether or not resulting in any liability.

          5.2  Limited Liability.  The Company shall not be liable under the
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indemnification contained in Section 5.1 to the extent that such loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court to have resulted from LGP's bad faith or gross negligence. The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company and its Subsidiaries, holders of their securities or their creditors related to or arising out of the engagement of LGP pursuant to, or the performance by LGP of the Services contemplated by, this Agreement, except to the extent that any loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court to have resulted from LGP's bad faith or gross negligence.

     6.   Miscellaneous.
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          6.1  Assignment.  Neither of the parties hereto shall assign this
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Agreement or the rights and obligations hereunder, in whole or in part, without the prior written consent

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of the other party; provided, however, that, without obtaining such consent, LGP
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may assign this Agreement or its rights and obligations hereunder to (i) any of its affiliates; (ii) any investment manager, investment advisor or partner of LGP, or any principal or beneficial owner of any of the foregoing; or (iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or partner, or any principal or beneficial owner of any of the foregoing, is either LGP or any person identified in (i) or (ii) above. Subject to the foregoing, this Agreement will be binding upon and inure solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

          6.2  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the internal laws of the State of New York as applied to contracts made and performed within the State of New York without regard to principles of conflict of laws.

          6.3  Severability.  If any term, provision, covenant or restriction of
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this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

          6.4  Entire Agreement.  This Agreement contains the entire agreement
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between the parties with respect to the subject matter of this Agreement and memorializes and supersedes all written or verbal representations, warranties, commitments and other understandings prior to the date of this Agreement with respect to the subject matter hereof.

          6.5  Further Assurances.  Each party hereto agrees to use all
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reasonable efforts to obtain all consents and approvals and to do all other things necessary to consummate the transactions contemplated by this Agreement. The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

          6.6  Attorneys' Fees.  In any action or proceeding brought to enforce
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any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          6.7  Headings.  The headings in this Agreement are for convenience and
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reference only and shall not limit or otherwise affect the meaning hereof.

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          6.8  Amendment and Waiver.  This Agreement may be amended, modified or
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supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the parties hereto. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

          6.9  Counterparts.  This Agreement may be executed in any number of
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counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties have executed this Management Services
Agreement on the date first appearing above.



                                             TLG LABORATORIES  HOLDING
                                                  CORP.


                                                    /s/ Brian Blechman
                                             By:________________________________

                                             Name:______________________________

                                                    /s/ Jennifer Holden Dunbar
                                             Title:_____________________________



                                             LEONARD GREEN & PARTNERS, L.P.



                                             By:________________________________

                                             Name: _____________________________

                                             Title:         General Partner
                                                   _____________________________

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